Exhibit (24)

                                PHH CORPORATION

                               Power of Attorney


       KNOW ALL MEN BY THESE PRESENTS, as of this 15th day of April, 1996, that the undersigned directors and officers of PHH Corporation, a Maryland Corporation with Offices at 11333 McCormick Road, Hunt Valley, Maryland 21031 (the "Corporation"), hereby constitute and appoint Robert D. Kunisch, Samuel
H. Wright and Gordon W. Priest, Jr., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power of substitution and with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned as director and/or officer of the Corporation the Corporation's annual report on Form 10-K for the fiscal year ended April 30, 1996, filed pursuant to Section 13 under the Securities Exchange Act of 1934 with the Securities and Exchange Commission, Washington, D.C., or any registration or filing with any state or local jurisdiction within the United States or any foreign jurisdiction, and any exhibits, amendments, or supplemental submissions to such SEC or state, local, or foreign registration of filing (including post-effective amendments), hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

       JAMES S. BEARD                      Director
       James S. Beard

       ANDREW F. BRIMMER                   Director
       Andrew F. Brimmer

       GEORGE L. BUNTING, JR.              Director
       George L. Bunting, Jr.

       ALAN P. HOBLITZELL, JR.             Director
       Alan P. Hoblitzell, Jr.

       PAUL X. KELLEY                      Director
       Paul X. Kelley

       L. PATTON KLINE                     Director
       L. Patton Kline

       FRANCIS P. LUCIER                   Director
       Francis P. Lucier

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       KENT C. NELSON                      Director
       Kent C. Nelson

       DONALD J. SHEPARD                   Director
       Donald J. Shepard

       ANNE M. TATLOCK                     Director
       Anne M. Tatlock

       ALEXANDER B. TROWBRIDGE             Director
       Alexander B. Trowbridge

       ROBERT D. KUNISCH                   Director, Chairman
       Robert D. Kunisch                   of the Board, President &
                                           Chief Executive Officer